Exhibit 99.1

CĪON INVESTMENT CORPORATION ANNOUNCES OPERATING RESULTS

FOR IMMEDIATE RELEASE
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NEW YORK, NY (May 13, 2014)  – CĪON Investment Corporation (“CĪON”), a middle market loan fund that is structured as a non-traded business development company, provides an overview of its operating results for the period ended March 31, 2014.

Financial Highlights:

•	Total investment return-net asset value was 2.63%1 during the three months ended March 31, 2014.

•	CĪON declared cash distributions to shareholders totaling $0.1679 per share during the three months ended March 31, 2014, which were fully covered by taxable income.

•
Since its commencement of operations on December 17, 2012, CĪON increased its gross share price six times. CĪON’s gross share price increased from $10.00 to $10.45, a cumulative increase of $0.45 per share.

•	As of March 31, 2014, CĪON had an interest in investments in 102 portfolio companies, of which2:

o	97.1% were senior secured investments (72.4% first lien, 24.7% second lien); and
o	100% were floating rate investments.

•
As of March 31, 2014, CĪON’s portfolio of owned investments consisted of 39 portfolio companies with an average and median EBITDA (a non-GAAP measure commonly used by lenders to evaluate a company’s profitability) of approximately $50.7 million and $47.7 million, respectively, at initial investment.3

Certain Information About Distributions

The determination of the tax attributes of CĪON’s distributions is made annually as of the end of CĪON’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. CĪON intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on CĪON’s common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

CĪON may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense reimbursements from ICON Investment Group, LLC (“IIG”), which are subject to recoupment. To date, distributions have not been paid from offering proceeds or borrowings.  To date, if expense reimbursements from IIG were not supported, some or all of the distributions may have been a return of capital for tax purposes; however, distributions have not included a return of capital for tax purposes as of the date hereof.  CĪON has not established limits on the amount of funds it may use from available sources to make distributions. A substantial portion of CĪON’s distributions have resulted, and future distributions may result, from expense reimbursements from IIG, which are subject to repayment by CĪON within three years. The purpose of this arrangement is to avoid such distributions being characterized as returns of capital for tax purposes. Shareholders should understand that any such distributions are not based on CĪON’s investment performance, and can only be sustained if CĪON achieves positive investment performance in future periods and/or IIG continues to make such expense reimbursements. Shareholders should also understand that CĪON’s future repayments will reduce the distributions that they would otherwise receive.  There can be no assurance that CĪON will achieve such performance in order to sustain these distributions, or be able to pay distributions at all.  IIG has no obligation to provide expense reimbursements to CĪON in future periods.

1Total investment return-net asset value is a measure of the change in total value for shareholders who held CĪON’s common stock at the beginning and end of the period, including distributions paid or payable during the period. Total investment return-net asset value is based on (i) the beginning period net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period of (A) one share plus (B) any fractional shares issued in connection with the reinvestment of monthly distributions, and (iii) the value of distributions payable, if any, on the last day of the period. The total investment return-net asset value calculation assumes that (i) monthly cash distributions are reinvested in accordance with CĪON’s distribution reinvestment plan and second amended and restated distribution reinvestment plan and (ii) the fractional shares issued pursuant to the distribution reinvestment plan and second amended and restated distribution reinvestment plan are issued at 95% (from January 1, 2013 through September 30, 2013) and 90% (from October 1, 2013 through March 31, 2014) of the then public offering price on the date of purchase, respectively. The total investment return-net asset value does not consider the effect of the sales load from the sale of CĪON’s common stock. The total investment return-net asset value includes the effect of the issuance of shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. Total returns covering less than a full period are not annualized.

Total investment return-net asset value is presented on a “net” basis and reflects management and incentive fees, organization costs and offering expenses, interest expense on borrowed funds and other related expenses that are borne by investors in CĪON, but excludes all sales commissions and dealer manager fees. If these had been deducted, performance would have been lower.

2Data includes Total Return Swap (“TRS”) reference assets that are owned and held by a counterparty to the TRS agreement.

3Data excludes TRS reference assets that are owned and held by a counterparty to the TRS agreement.

ABOUT CĪON INVESTMENT CORPORATION

CĪON is a middle-market loan fund that is structured as a publicly registered, non-traded business development company.  CĪON offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CĪON leverages the experience of its adviser – CĪON Investment Management, LLC, an ICON Investments company – and its sub-adviser – Apollo Investment Management, L.P., a subsidiary of Apollo Global Management, LLC – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestmentcorp.com.

ABOUT ICON

ICON Investments (“ICON”) provides innovative alternative investment solutions to individual and institutional investors through publicly-registered programs, private funds, and separately managed accounts.  As part of its business strategy, ICON has a growing suite of integrated alternative solutions for the intermediary channel, which currently includes: ICON ECI Fund Sixteen and CĪON.  ICON and its affiliates have managed investments for more than 63,000 investors and made more than $4 billion in total investments. ICON distributes its current sponsored offerings through its affiliated dealer manager, ICON Securities, LLC.  For more information, please visit www.iconinvestments.com.

ABOUT APOLLO

Apollo Global Management, LLC together with its subsidiaries (“Apollo”) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $159 billion as of March 31, 2014, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CĪON undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CĪON’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, which CĪON filed with the Securities and Exchange Commission (“SEC”) on May 13, 2014, as well as CĪON’s other reports filed with the SEC. A copy of CĪON’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 and CĪON’s other reports filed with the SEC can be found on CĪON’s website at www.cioninvestmentcorp.com and the SEC’s website at www.sec.gov.

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